UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2008

PARK-PREMIER MINING COMPANY
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	000-16736 (Commission File Number)	87-6116557 (IRS Employer Identification No.)

32391 Horseshoe Drive, Evergreen, Colorado, 80439
(Address of principal executive offices)(Zip Code)

(303) 670-3885
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 20, 2008, the shareholders of Park-Premier Mining Company (the “Company”) adopted a resolution to amend the articles of incorporation to increase the authorized shares of common stock from 2,000,000 to 50,000,000 and decrease the par value of the common stock from $0.25 to $0.01 per share.

Item 8.01	Other Events

Also on February 20, 2008, the shareholders of the Company approved the sale of all of the Company’s land, consisting of approximately 333 acres located in Wasatch County, Utah, pursuant to the terms of the Project “A” and “C” Letter Agreements by a vote of the majority of outstanding stock.  The Company anticipates that it will complete that sale of its land prior to the end of the second quarter of 2008.

Item 9.01                                Financial Statements and Exhibits

Regulation S-K Number	Document

3.1	Articles of Amendment to Articles of Incorporation for Utah Profit Corporations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK-PREMIER MINING COMPANY
February 20, 2008	By: /s/ Robert W. Dunlap Robert W. Dunlap President and Chairman of the Board

EXHIBIT INDEX

Regulation S-K Number	Document

3.1	Articles of Amendment to Articles of Incorporation for Utah Profit Corporations